UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2024

ATLANTA BRAVES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41746	92-1284827
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock	BATRA	The Nasdaq Stock Market LLC
Series C Common Stock	BATRK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.01. Change in Control of Registrant.

On August 21, 2024, John C. Malone and certain affiliated trusts and entities (collectively the “Malone Group”) entered into a Proxy and Voting Agreement with Terence F. McGuirk, Chairman of Braves Holdings, LLC and a director of Atlanta Braves Holdings, Inc. (the “Company”) (the “Malone Voting Agreement”) pursuant to which a limited liability company in which Mr. Malone is a member (the “Malone LLC”) has appointed Mr. McGuirk as proxy with respect to 887,079 shares of the Company’s Series B Common Stock held by the Malone LLC (the “Malone Shares”) and granted Mr. McGuirk the sole and exclusive power to vote, subject to certain limitations, the Malone Shares (or act by written consent) with respect to the election of directors of the Company, the approval or authorization of executive compensation and any routine matter for which a member organization may give or authorize a proxy to vote without instructions from the beneficial owner pursuant to Rule 452.11 of the Rules of the New York Stock Exchange (collectively, “Included Matters”). The 887,079 shares of the Company’s Series B Common Stock held by the Malone LLC represent approximately 44% of the voting power with respect to a general election of directors of the Company as of July 31, 2024. The proxy expires upon the earlier of (a) the date and time specified in a written notice delivered by Mr. Malone or the Malone LLC to Mr. McGuirk stating the date and time at which the proxy is revoked, which date shall not be less than one year from the delivery of such notice, (b) any transfer or assignment or attempted transfer or assignment, by operation of law or otherwise, of the proxy by Mr. McGuirk, (c) with respect to any Malone Shares, upon the sale, transfer or disposition by the Malone LLC of any such Malone Shares to a third party unaffiliated with the Malone Group, (d) the death of Mr. Malone and (e) the death or disability (as further defined in the Malone Voting Agreement) of Mr. McGuirk. Mr. McGuirk has agreed, during the term of the proxy, not to vote any shares of common stock of the Company owned by him over which he has voting power on any Included Matter (other than Malone Shares) in a manner inconsistent with how he votes the Malone Shares on any Included Matter.

In addition, pursuant to the Malone Voting Agreement, the Malone Group has granted Mr. McGuirk a right of first refusal, subject to certain limitations, with respect to the transfer of ownership of shares of the Company’s Series A Common Stock, Series B Common Stock and Series C Common Stock owned by them, which right of first refusal survives the expiration of the proxy granted to Mr. McGuirk and terminates upon Mr. McGuirk’s death or disability.

Also on August 21, 2024, a revocable trust with respect to which Mr. Malone is trustee and Mr. McGuirk entered into an operating agreement for the Malone LLC (the “Malone LLC Operating Agreement”) whereby Mr. McGuirk is granted profits interest units in the Malone LLC which, together with the other terms of the Malone LLC Operating Agreement, generally entitle Mr. McGuirk to the right to receive the portion of the proceeds of any transfer by the Malone LLC of the 887,079 shares of the Company’s Series B Common Stock held by the Malone LLC that exceeds $50.00 per share.

No monetary consideration was given or received by any party in exchange for executing the Malone Voting Agreement.

Other than as described above, the Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gregory B. Maffei

On August 21, 2024, Gregory B. Maffei notified the Company of his resignation as President, Chief Executive Officer, Chairman of the Board and a director of the Company effective August 31, 2024. The execution of the Malone Voting Agreement constitutes a Change in Control of the Company as defined in Mr. Maffei’s Executive Employment Agreement, dated effective as of December 13, 2019, by and between Mr. Maffei and Liberty Media Corporation (“Liberty Media”), and Mr. Maffei’s separation from employment with the Company is for “Good Reason” within the meaning of his Executive Employment Agreement.

Transition of Executive Officers

In addition, the Company and Liberty Media intend to begin transitioning various general and administrative services currently provided by Liberty Media to the Company under the Services Agreement, dated as of July 18, 2023, by and between Liberty Media and the Company (the “ABH Services Agreement”) to the management of the Company, including legal, tax, accounting, treasury, information technology, cybersecurity and investor relations support. As part of that transition, all current officers of the Company (with limited exceptions), including Mr. Maffei (as described above), Brian J. Wendling, Principal Financial Officer and Chief Accounting Officer of the Company, and Renee L. Wilm, Chief Legal Officer and Chief Administrative Officer of the Company, will step down from their officer positions, effective August 31, 2024. Also effective August 31, 2024, certain members of the Company’s operating team will assume these roles, with additional information to be announced in a separate Current Report on Form 8-K to be filed at a later date.

7.01. Regulation FD Disclosure.

On August 23, 2024, the Company issued a press release announcing the Malone Voting Agreement.

The press release attached hereto as Exhibit 99.1 is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 23, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024

ATLANTA BRAVES HOLDINGS, INC.

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Secretary

4